Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Investment Trust:

We consent to the use of our reports dated January 15, 1998, with respect to the funds listed below of Smith Barney Investment Trust, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.

Funds

S&P 500 Index Fund
Mid Cap Blend Fund
Large Capitalization Growth Fund
Intermediate Maturity California Municipals Fund
Intermediate Maturity New York Municipals Fund



	KPMG LLP


New York, New York
January 21, 1999